Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. ANNOUNCES SECOND QUARTER TRANSITION PERIOD 2014 RESULTS

RUTLAND, VERMONT (December 4, 2014)— Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling and resource management services company, today reported financial results for its second quarter of the eight-month transition period ending December 31, 2014 (“transition period 2014”).

Highlights for the quarter included:

•	Revenues were up $9.0 million, or up 6.8%, from the same quarter last year.

•	Adjusted EBITDA* was $30.7 million for the current quarter, up $1.5 million from the same quarter last year, or up $2.5 million excluding the impact of the closure of the Worcester landfill.

•	Adjusted Operating Income* was $10.7 million for the current quarter, up $1.0 million from the same quarter last year, or up $2.0 million excluding the impact of the closure of the Worcester landfill.

•	Landfill volumes were up 110,000 tons from the same quarter last year.

•	The company reaffirms revenue and Adjusted EBITDA guidance ranges and lowers capital expenditures guidance ranges for its transition period 2014; and reaffirms guidance for its next fiscal year ending December 31, 2015.

For the quarter ended October 31, 2014, revenues were $141.3 million, up $9.0 million, or 6.8%, from the same quarter last year, with revenue growth mainly driven by higher disposal volumes, higher solid waste collection pricing, customer solutions growth, and acquisition activity.

Operating income was $10.1 million for the quarter, up $0.6 million from the same quarter last year. The current quarter ended October 31, 2014 includes a $0.4 million environmental remediation charge, while the same quarter last year included $0.2 million of unusual charges related to an environmental remediation charge along with severance and reorganization costs.

Adjusted EBITDA was $30.7 million for the quarter, up $1.5 million from the same quarter last year. Excluding the impact of the closure of the Worcester landfill in early calendar year 2014, Adjusted EBITDA was up $2.5 million from the same quarter last year.

The company’s net income (loss) attributable to common stockholders was $0.3 million, or $0.01 per common share for the quarter ended October 31, 2014 compared to a net loss of ($0.3) million, or ($0.01) per common share, for the same quarter last year.

“We continued to make progress against our key strategic initiatives in our second quarter, with notable gains at our landfills, where we added another 110,000 tons year-over-year,” said John W. Casella, Chairman and Chief Executive Officer of Casella Waste Systems. “Over the last two years a number of competitor disposal facilities have permanently closed across the Northeast. We have excellent asset positioning in these markets, and have been able to capitalize on the changing dynamics to gain market share, improve pricing, and drive higher cash flows and returns.”

“In total, we have increased annualized landfill volumes by roughly 590,000 tons per year over the last eighteen months, up from 3.6 million tons per year to 4.2 million tons per year,” Casella said. “We expect to further take advantage of these improving disposal market dynamics in fiscal year 2015 through our focused sales efforts and targeted pricing initiatives to continue to drive higher volumes, while also enhancing pricing at certain landfills.”

“We continue to advance our other key management strategies, including improving collection route profitability; furthering our long-term Eastern region strategy; and driving revenue growth through our

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customer solutions offerings,” Casella said. “Our customer solutions team continued to drive exceptional growth with large industrial customers in the second quarter which, along with our efforts to reduce costs, helped us to improve operating income by $0.5 million sequentially from the first quarter.”

Six Months Financial Results

Highlights for the six months ended October 31, 2014 included:

•	Revenue growth of $21.8 million, or 8.4%, from the same period last year.

•	Adjusted EBITDA was $60.6 million, up $2.7 million from the same period last year, or up $4.4 million excluding the impact of the closure of the Worcester landfill.

•	Adjusted Operating Income was $20.3 million, up $0.8 million from the same period last year, or up $2.3 million excluding the impact of the closure of the Worcester landfill.

For the six months ended October 31, 2014, revenues were $282.7 million, up $21.8 million, or 8.4% from the same period last year. Operating income was $19.4 million, up $0.2 million, or 1.0% from the same period last year. The company’s net loss attributable to common shareholders was ($0.0) million, or ($0.00) per common share for the six months ended October 31, 2014, compared to a net loss of ($0.5) million, or ($0.01) per common share for the same period last year.

Outlook

The company reaffirmed its operating guidance for the 8-month transition period ending December 31, 2014 in the following categories:

•	Revenues between $356.0 million and $366.0 million.

•	Adjusted EBITDA between $71.0 million and $75.0 million.

The company updated its Capital Expenditure guidance for its transition period 2014:

•	Capital Expenditures between $52.0 million and $55.0 million.

In addition, the company reaffirmed guidance for its next full fiscal year, which will run from January 1, 2015 through December 31, 2015, by estimating results in the following ranges:

•	Revenues between $520.0 million and $530.0 million;

•	Adjusted EBITDA between $103.0 million and $107.0 million; and

•	Free Cash Flow between $14.0 million and $18.0 million.

*Non-GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles in the United States (GAAP), the company also discloses earnings before interest, taxes, depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, gain on sale of assets, development project charge write-offs, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expenses from divestiture, acquisition and financing costs, gains on the settlement of acquisition related contingent consideration, fiscal year-end transition costs, as well as losses on divestiture (Adjusted EBITDA) which is a non-GAAP measure. The company also discloses earnings before interest, taxes, adjusted for gain on sale of assets, development project charge write-offs, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expenses from divestiture, acquisition and financing costs, gains on the settlement of acquisition related contingent consideration, fiscal year-end transition costs, as well as losses on divestiture (Adjusted Operating Income) which is a

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non-GAAP measure. The company also discloses Free Cash Flow, which is defined as net cash provided by operating activities, less capital expenditures (excluding acquisition related capital expenditures), less payments on landfill operating leases, less assets acquired through financing leases, plus proceeds from the sale of property and equipment, plus contributions from non-controlling interest holders, which is a non-GAAP measure. And lastly, we disclose Normalized Free Cash Flow, which is defined as net cash provided by operating activities, less capital expenditures (excluding acquisition related capital expenditures), less payments on landfill operating leases, less assets acquired through financing leases, plus proceeds from the sale of property and equipment, plus contributions from noncontrolling interest holders, plus landfill closure, site improvement and remediation expenditures, plus new contract and project capital expenditures. Adjusted EBITDA and Adjusted Operating Income are reconciled to net income (loss), while Free Cash Flow and Normalized Free Cash Flow are reconciled to net cash provided by operating activities.

The company presents Adjusted EBITDA, Adjusted Operating Income, Free Cash Flow and Normalized Free Cash Flow because it considers them important supplemental measures of its performance and believes they are frequently used by securities analysts, investors and other interested parties in the evaluation of the company’s results. Management uses these non-GAAP measures to further understand the company’s “core operating performance.” The company believes its “core operating performance” represents its on-going performance in the ordinary course of operations. The company believes that providing Adjusted EBITDA, Adjusted Operating Income, Free Cash Flow and Normalized Free Cash Flow to investors, in addition to corresponding income statement and cash flow statement measures, affords investors the benefit of viewing its performance using the same financial metrics that the management team uses in making many key decisions and understanding how the core business and its results of operations may look in the future. The company further believes that providing this information allows its investors greater transparency and a better understanding of its core financial performance. In addition, the instruments governing the company’s indebtedness use EBITDA (with additional adjustments) to measure its compliance with covenants such as interest coverage, leverage and debt incurrence.

Non-GAAP financial measures are not in accordance with or an alternative for GAAP. Adjusted EBITDA, Adjusted Operating Income, Free Cash Flow and Normalized Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA, Adjusted Operating Income, Free Cash Flow or Normalized Free Cash Flow presented by other companies.

About Casella Waste Systems, Inc.

Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services in the Northeastern United States. For further information, investors contact Ned Coletta, Chief Financial Officer at (802) 772-2239, media contact Joseph Fusco, Vice President at (802) 772-2247, or visit the company’s website at http://www.casella.com.

Conference call to discuss quarter

The Company will host a conference call to discuss these results on Friday, December 5, 2014 at 10:00 a.m. ET. Individuals interested in participating in the call should dial (877) 838-4153 or for international participants (720) 545-0037 at least 10 minutes before start time. The call will also be webcast; to listen, participants should visit Casella Waste Systems’ website at http://ir.casella.com and follow the appropriate link to the webcast. A replay of the call will be available on the company’s website, or by calling (855) 859-2056 or (404) 537-3406 (Conference ID 33662694) until 11:59 p.m. ET on Friday, December 12, 2014.

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Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as “believe,” “expect,” “anticipate,” “plan,” “may,” “will,” “would,” “intend,” “estimate,” “guidance” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s beliefs and assumptions. We cannot guarantee that we actually will achieve the plans, intentions, expectations or guidance disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things: adverse weather conditions that have negatively impacted and may continue to negatively impact our revenues and our operating margin; current economic conditions that have adversely affected and may continue to adversely affect our revenues and our operating margin; we may be unable to increase volumes at our landfills or improve our route profitability; our need to service our indebtedness may limit our ability to invest in our business; we may be unable to reduce costs or increase pricing or volumes sufficiently to achieve estimated Adjusted EBITDA and other targets; landfill operations and permit status may be affected by factors outside our control; we may be required to incur capital expenditures in excess of our estimates; fluctuations in energy pricing or the commodity pricing of our recyclables may make it more difficult for us to predict our results of operations or meet our estimates; and we may incur environmental charges or asset impairments in the future. There are a number of other important risks and uncertainties that could cause our actual results to differ materially from those indicated by such forward-looking statements. These additional risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in our Form 10-K for the year ended April 30, 2014 and in our Quarterly Report on Form 10-Q for the period ended October 31, 2014.

We undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Investors:

Ned Coletta

Chief Financial Officer

(802) 772-2239

Media:

Joseph Fusco

Vice President

(802) 772-2247

http://www.casella.com

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CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except amounts per share)

	Three Months Ended		Six Months Ended
	October 31, 2014	October 31, 2013	October 31, 2014	October 31, 2013

Revenues	$141,341	$132,296	$282,728	$260,854

Operating expenses:
Cost of operations	98,292	90,545	197,057	178,962
General and administration	16,582	16,429	33,422	31,527
Depreciation and amortization	16,028	15,669	32,396	30,866
Environmental remediation charge	375	150	450	150
Severance and reorganization costs	—	53	—	161

	131,277	122,846	263,325	241,666

Operating income	10,064	9,450	19,403	19,188

Other expense/(income), net:
Interest expense, net	9,542	9,534	19,005	18,881
(Income) loss from equity method investments	—	(91)	—	887
Loss (gain) on derivative instruments	362	629	293	(25)
Other income	(423)	(392)	(614)	(530)

Other expense, net	9,481	9,680	18,684	19,213

Income (loss) from continuing operations before income taxes and discontinued operations	583	(230)	719	(25)
Provision for income taxes	222	300	512	619

Income (loss) from continuing operations before discontinued operations	361	(530)	207	(644)

Discontinued operations:
(Loss) income from discontinued operations, net of income taxes (1)	—	(45)	—	284
Loss on disposal of discontinued operations, net of income taxes (1)	—	—	—	(378)

Net income (loss)	361	(575)	207	(738)

Less: Net income (loss) attributable to noncontrolling interests	102	(236)	238	(207)

Net income (loss) attributable to common stockholders	$259	$(339)	$(31)	$(531)

Basic net income (loss) per common share	$0.01	$(0.01)	$(0.00)	$(0.01)

Basic weighted average common shares outstanding	40,326	39,821	40,225	39,742

Diluted net income (loss) per common share	$0.01	$(0.01)	$(0.00)	$(0.01)

Diluted weighted average common shares outstanding	40,542	39,821	40,225	39,742

Adjusted EBITDA (2)	$30,665	$29,212	$60,607	$57,948

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	October 31, 2014	April 30, 2014
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,734	$2,464
Restricted cash	76	76
Accounts receivable - trade, net of allowance for doubtful accounts	59,303	52,603
Other current assets	19,531	15,662

Total current assets	81,644	70,805

Property, plant and equipment, net of accumulated depreciation and amortization	406,304	403,424
Goodwill	119,170	119,139
Intangible assets, net	12,312	13,420
Restricted assets	790	681
Investments in unconsolidated entities	16,752	16,752
Other non-current assets	24,822	25,676

Total assets	$661,794	$649,897

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Current maturities of long-term debt and capital leases	$1,736	$885
Accounts payable	47,376	51,788
Other accrued liabilities	33,044	37,073

Total current liabilities	82,156	89,746

Long-term debt and capital leases, less current maturities	522,042	507,134
Other long-term liabilities	64,257	61,554

Total stockholders’ deficit	(6,661)	(8,537)

Total liabilities and stockholders’ deficit	$661,794	$649,897

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Six Months Ended
	October 31, 2014	October 31, 2013
Cash Flows from Operating Activities:
Net income (loss)	$207	$(738)
Income from discontinued operations, net	—	(284)
Loss on disposal of discontinued operations, net	—	378
Adjustments to reconcile net income (loss) to net cash provided by operating activities -
Gain on sale of property and equipment	(153)	(389)
Depreciation and amortization	32,396	30,866
Depletion of landfill operating lease obligations	6,198	5,491
Interest accretion on landfill and environmental remediation liabilities	1,752	2,068
Amortization of discount on senior subordinated notes	129	119
Loss from equity method investments	—	887
Loss (gain) on derivative instruments	293	(25)
Stock-based compensation expense	1,209	1,209
Excess tax benefit on the vesting of share based awards	(12)	—
Deferred income taxes	379	504
Changes in assets and liabilities, net of effects of acquisitions and divestitures	(19,564)	(11,967)

Net Cash Provided by Operating Activities	22,834	28,119

Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(314)	(2,822)
Acquisition related additions to property, plant and equipment	(45)	(1,365)
Additions to property, plant and equipment	(35,548)	(26,059)
Payments on landfill operating lease contracts	(2,454)	(3,471)
Payments related to investments	—	(2,148)
Proceeds from sale of property and equipment	342	929

Net Cash Used In Investing Activities	(38,019)	(34,936)

Cash Flows from Financing Activities:
Proceeds from long-term borrowings	80,700	83,190
Principal payments on long-term debt	(65,070)	(72,586)
Payments of financing costs	(506)	(388)
Proceeds from the exercise of share based awards	143	—
Excess tax benefit on the vesting of share based awards	12	—

Net Cash Provided By Financing Activities	15,279	10,216

Net Cash Provided By (Used In) Discontinued Operations	176	(201)

Net increase in cash and cash equivalents	270	3,198
Cash and cash equivalents, beginning of period	2,464	1,755

Cash and cash equivalents, end of period	$2,734	$4,953

Supplemental Disclosures:
Cash interest	$17,439	$17,577
Cash income taxes, net of refunds	$75	$622

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(In thousands)

Note 1:	Discontinued Operations

In the fiscal year ended April 30, 2013, we initiated a plan to dispose of KTI BioFuels, Inc. (“BioFuels”), a construction and demolition material processing facility located in Lewiston, Maine, and as a result, the assets associated with BioFuels were classified as held-for-sale and the results of operations were recorded as income from discontinued operations. Assets of the disposal group previously classified as held-for-sale, and subsequently included in discontinued operations, included certain inventory along with plant and equipment. In the first quarter of the fiscal year ended April 30, 2014 (“fiscal year 2014”), we executed a purchase and sale agreement with ReEnergy Lewiston LLC (“ReEnergy”), pursuant to which we agreed to sell certain assets of BioFuels, which was located in our Eastern region, to ReEnergy. We agreed to sell the BioFuels assets for undiscounted purchase consideration of $2,000, which is being paid to us in equal quarterly installments over five years commencing November 1, 2013, subject to the terms of the purchase and sale agreement. The related note receivable is recorded in current and non-current assets of discontinued operations in the consolidated balance sheets. We recognized a $378 loss on disposal of discontinued operations in the first quarter of fiscal year 2014 associated with the disposition.

The operating results of these operations, including those related to prior years, have been reclassified from continuing to discontinued operations in the accompanying consolidated financial statements. Revenues and (loss) income before income taxes attributable to discontinued operations for the three and six months ended October 31, 2014 and 2013, respectively, are as follows:

	Three Months Ended October 31,		Six Months Ended October 31,
	2014	2013	2014	2013
Revenues	$—	$5	$—	$3,316
(Loss) income before income taxes	$—	$(45)	$—	$284

Note 2:	Non - GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”), we also disclose earnings before interest, taxes, depreciation and amortization, adjusted for accretion, depletion of landfill operating lease obligations, gain on sale of assets, development project charge write-offs, legal settlement costs, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expenses from divestiture, acquisition and financing costs, gains on settlement of acquisition related contingent consideration, fiscal year-end transition costs, as well as losses on divestiture (“Adjusted EBITDA”), which is a non-GAAP measure. In additions, we disclose earnings before interest, taxes, adjusted for gain on sale of assets, development project charge write-offs, legal settlement charges, tax settlement costs, bargain purchase gains, asset impairment charges, environmental remediation charges, severance and reorganization costs, expenses from divestiture, acquisition and financing costs, gains on settlement of acquisition related contingent consideration, fiscal year-end transition costs, as well as losses on divestiture (“Adjusted Operating Income”), which is a non-GAAP measure. We also disclose Free Cash Flow, which is defined as net cash provided by operating activities, less capital expenditures (excluding acquisition related capital expenditures), less payments on landfill operating leases, less assets acquired through financing leases, plus proceeds from the sale of property and equipment, plus contributions from noncontrolling interest holders, which is a non-GAAP measure. And lastly, we disclose Normalized Free Cash Flow, which is defined as net cash provided by operating activities, less capital expenditures (excluding acquisition related capital expenditures), less payments on landfill operating leases, less assets acquired through financing leases, plus proceeds from the sale of property and equipment, plus contributions from noncontrolling interest holders, plus landfill closure, site improvement and remediation expenditures, plus new contract and project capital expenditures. Adjusted EBITDA and Adjusted Operating Income are reconciled to net income (loss), while Free Cash Flow and Normalized Free Cash Flow are reconciled to net cash provided by operating activities.

We present Adjusted EBITDA, Adjusted Operating Income, Free Cash Flow, and Normalized Free Cash Flow because we consider them important supplemental measures of our performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of our results. We use these non-GAAP measures to further understand our “core operating performance.” We believe our “core operating performance” represents our on-going performance in the ordinary course of operations. We believe that providing Adjusted EBITDA, Adjusted Operating Income, Free Cash Flow, and Normalized Free Cash Flow to investors, in addition to corresponding income statement and cash flow statement measures, affords investors the benefit of viewing our performance using the same financial metrics that our management team uses in making many key decisions and understanding how the core business and our results of operations may look in the future. We further believe that providing this information allows our investors greater transparency and a better understanding of our core financial performance. In addition, the instruments governing our indebtedness use earnings before interest, taxes, depreciation and amortization (with additional adjustments) to measure our compliance with covenants such as interest coverage, leverage and debt incurrence.

Non-GAAP financial measures are not in accordance with or an alternative for GAAP. Adjusted EBITDA, Adjusted Operating Income, Free Cash Flow, and Normalized Free Cash Flow should not be considered in isolation from or as a substitute for financial information presented in accordance with GAAP, and may be different from Adjusted EBITDA, Adjusted Operating Income, Free Cash Flow, or Normalized Free Cash Flow presented by other companies.

Following is a reconciliation of Adjusted EBITDA and Adjusted Operating Income to Net Income (Loss):

	Three Months Ended		Six Months Ended
	October 31, 2014	October 31, 2013	October 31, 2014	October 31, 2013

Net Income (Loss)	$361	$(575)	$207	$(738)
Loss (income) from discontinued operations, net	—	45	—	(284)
Loss on disposal of discontinued operations, net	—	—	—	378
Provision for income taxes	222	300	512	619
Other (income) expense, net	(61)	146	(321)	332
Interest expense, net	9,542	9,534	19,005	18,881
Expense from divestiture, acquisition and financing costs	—	4	—	24
Severance and reorganization costs	—	53	—	161
Environmental remediation charge	375	150	450	150
Depreciation and amortization	16,028	15,669	32,396	30,866
Fiscal year-end transition costs	213	—	408	—
Depletion of landfill operating lease obligations	3,065	2,864	6,198	5,491
Interest accretion on landfill and environmental remediation liabilities	920	1,022	1,752	2,068

Adjusted EBITDA (2)	$30,665	$29,212	$60,607	$57,948
Depreciation and amortization	(16,028)	(15,669)	(32,396)	(30,866)
Depletion of landfill operating lease obligations	(3,065)	(2,864)	(6,198)	(5,491)
Interest accretion on landfill and environmental remediation liabilities	(920)	(1,022)	(1,752)	(2,068)

Adjusted Operating Income (2)	$10,652	$9,657	$20,261	$19,523

Following is a reconciliation of Free Cash Flow and Normalized Free Cash Flow to Net Cash Provided by Operating Activities:

	Three Months Ended		Six Months Ended
	October 31, 2014	October 31, 2013	October 31, 2014	October 31, 2013
Net Cash Provided by Operating Activities	$9,253	$8,593	$22,834	$28,119
Capital expenditures	(18,667)	(12,652)	(35,548)	(26,059)
Payments on landfill operating lease contracts	(1,492)	(1,489)	(2,454)	(3,471)
Proceeds from sale of property and equipment	179	645	342	929

Free Cash Flow (2)	$(10,727)	$(4,903)	$(14,826)	$(482)

Landfill closure, site improvement and remediation expenditures (i)	1,808	1,018	4,929	1,944
New contract and project capital expenditures (ii)	4,905	27	8,595	45

Normalized Free Cash Flow (2)	$(4,014)	$(3,858)	$(1,302)	$1,507

(i)	Includes cash outlays associated with the following identified items: Worcester landfill capping, BioFuels site improvement, and Maine Energy decommissioning, demolition and site remediation.
(ii)	Includes cash outlays related to capital investments associated with certain new contracts and projects, including: the Thiopaq gas treatment system, the Lewiston, ME Zero-Sort material recovery facility, the Rockland, NY material recovery facility, the Concord, NH waste services contract, the City of Boston, MA recycling contract, and the Brookline, MA, Otsego, NY, Tompkins, NY and Schoharie, NY transfer stations.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

Amounts of our total revenues attributable to services provided for the three and six months ended October 31, 2014 and 2013 are as follows:

	Three Months Ended October 31,
	2014	% of Total Revenue	2013	% of Total Revenue
Collection	$60,338	42.7%	$58,765	44.4%
Disposal	39,665	28.1%	37,374	28.3%
Power generation	1,867	1.3%	1,980	1.5%
Processing	2,582	1.8%	2,679	2.0%

Solid waste operations	104,452	73.9%	100,798	76.2%
Organics	10,139	7.2%	9,474	7.2%
Customer solutions	13,489	9.5%	10,518	7.9%
Recycling	13,261	9.4%	11,506	8.7%

Total revenues	$141,341	100.0%	$132,296	100.0%

	Six Months Ended October 31,
	2014	% of Total Revenue	2013	% of Total Revenue
Collection	$120,349	42.6%	$116,978	44.8%
Disposal	79,758	28.2%	72,497	27.8%
Power generation	3,806	1.3%	4,022	1.5%
Processing	5,441	1.9%	5,631	2.2%

Solid waste operations	209,354	74.0%	199,128	76.3%
Organics	20,801	7.4%	19,350	7.4%
Customer solutions	26,840	9.5%	19,686	7.6%
Recycling	25,733	9.1%	22,690	8.7%

Total revenues	$282,728	100.0%	$260,854	100.0%

Components of revenue growth for the three months ended October 31, 2014 compared to the three months ended October 31, 2013 are as follows:

	Amount	% of Related Business	% of Solid Waste Operations	% of Total Company
Solid Waste Operations:
Collection	$829	1.4%	0.8%	0.6%
Disposal	126	0.3%	0.1%	0.1%

Solid Waste Yield	955		0.9%	0.7%

Collection	520		0.5%	0.4%
Disposal	2,791		2.8%	2.1%
Processing	39		0.0%	0.0%

Solid Waste Volume	3,350		3.3%	2.5%

Fuel surcharge	(50)		0.0%	0.0%
Commodity price & volume	(194)		-0.2%	-0.1%
Acquisitions, net divestitures	1,389		1.4%	1.1%
Closed landfill	(1,796)		-1.8%	-1.4%

Total Solid Waste	3,654		3.6%	2.8%

Organics	665			0.5%

Customer Solutions	2,971			2.2%

			% of Recycling Operations
Recycling Operations:
Commodity price	(130)		-1.1%	-0.1%
Commodity volume	1,528		13.3%	1.1%
Commodity acquisition	357		3.1%	0.3%

Total Recycling	1,755		15.3%	1.3%

Total Company	$9,045			6.8%

Solid Waste Internalization Rates by Region for the three and six months ended October 31, 2014 and 2013 are as follows:

	Three Months Ended October 31,		Six Months Ended October 31,
	2014	2013	2014	2013
Eastern region	55.1%	47.5%	54.3%	53.8%
Western region	80.3%	74.4%	80.1%	74.4%
Solid waste internalization	67.4%	61.8%	66.9%	64.3%

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

Components of Capital Expenditures (1):

	Three Months Ended October 31,		Six Months Ended October 31,
	2014	2013	2014	2013

Landfill development	$7,966	$6,954	$14,752	$13,582
Vehicles, machinery, equipment and containers	8,773	4,560	18,014	9,594
Facilities	1,571	1,025	2,174	2,508
Other	357	113	608	376

Total Capital Expenditures	18,667	12,652	35,548	26,060

(1)	Does not include acquisition related capital expenditures, which are defined as costs of equipment added directly as a result of new business growth related to an acquisition.